Exhibit 99.1

Synta and Madrigal Announce Merger Agreement to Create
Leading Cardiovascular-Metabolic Diseases and NASH Company

— Combined Company Well-Funded to Generate Data from Multiple Phase 2 Studies —

— Paul A. Friedman, M.D. Named Chairman and Chief Executive Officer of Combined Company —

— Companies to Host Conference Call and Webcast Today, April 14, at 8:30 AM ET —

LEXINGTON, Mass. and FORT WASHINGTON, Penn. - April 14, 2016 - Synta Pharmaceuticals Corp. (“Synta”) (NASDAQ: SNTA) and Madrigal Pharmaceuticals, Inc., a privately-held company (“Madrigal”), today announced that they have entered into a definitive merger agreement (the “Merger”) under which Madrigal will merge with a wholly-owned subsidiary of Synta in an all-stock transaction. The Merger will create a company focused on the development of novel small-molecule drugs addressing major unmet needs in cardiovascular-metabolic diseases and non-alcoholic steatohepatitis (NASH). Madrigal’s lead compound, MGL-3196, is a Phase 2-ready once-daily, oral, liver-directed selective thyroid hormone receptor-ß (THR-ß) agonist for the treatment of NASH and heterozygous and homozygous familial hypercholesterolemia (HeFH, HoFH). Upon closing of the transaction, the combined company will be named Madrigal Pharmaceuticals, and Paul A. Friedman, M.D. will become Chairman and Chief Executive Officer.

Under the terms of the merger agreement, Synta will acquire all outstanding shares of Madrigal in exchange for approximately 253.9 million newly issued shares of Synta common stock. Upon completion of the proposed acquisition, it is anticipated that existing Synta shareholders will own 36.0% of the combined company and Madrigal shareholders will own 64.0% of the combined company. The transaction has been approved by the boards of directors of both companies and the shareholders of Madrigal. The merger is expected to close by the end of the third quarter of 2016, subject to customary closing conditions, including approval of the merger by the shareholders of Synta.

An investor syndicate that includes Bay City Capital, Fred Craves, Ph.D., Founder of Bay City Capital, and SQN LLC, a corporation held by Dr. Friedman and Rebecca Taub, M.D., has committed to invest up to $9 million in Madrigal prior to the closing of the Merger. The combined company intends to use these proceeds, in addition to Synta’s cash balance at the closing of the merger, to fund the development of MGL-3196 through Phase 2 clinical studies in NASH, HeFH and HoFH.

“Following an extensive review of strategic alternatives, Synta’s Board of Directors believes that a merger with Madrigal Pharmaceuticals offers shareholders the most compelling opportunity for enhancing long-term value,” said Keith R. Gollust, Chairman of Synta. “Madrigal’s lead compound, MGL-3196, is a selective THR-ß agonist with a unique lipid lowering profile that has been validated through early clinical and preclinical studies. The combined company will be well capitalized with a lead program that offers both a potentially substantial commercial opportunity in NASH, and an efficient clinical development plan with commercial potential in genetic lipid disorders.”

“MGL-3196 is designed to specifically target thyroid hormone beta receptors in the liver involved in metabolism and cholesterol regulation, and avoid side effects associated with thyroid hormone receptor activation outside the liver,” said Dr. Taub, Founder and Chief Executive Officer of Madrigal. “As a result, and because of MGL-3196’s observed high liver uptake and high ß-selectivity, it has a favorable safety profile and did not show adverse findings observed in chronic animal toxicology studies with a prior thyroid agonist. Madrigal has designed Phase 2 clinical programs to establish proof of concepts in both NASH and FH with data readouts for each program anticipated throughout 2017.”

MTS Health Partners, L.P. and ROTH Capital Partners, LLC served as financial advisors, and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as legal counsel to Synta and Stradling Yocca Carlson & Rauth, P.C. served as legal counsel to Madrigal with respect to the transaction.

Management and Organization

Effective with the signing of the merger agreement, Dr. Friedman has stepped down from Synta’s Board of Directors and will join Madrigal as an executive. Pursuant to the merger agreement, Dr. Friedman, the former Chief Executive Officer of Incyte Pharmaceuticals, will become Chairman and Chief Executive Officer of the combined company. Dr. Taub will assume the newly created role of Chief Medical Officer, Executive Vice President, Research & Development, following the closing of the Merger.  Additionally, Marc Schneebaum, the current Chief Financial Officer of Synta, will continue as the Chief Financial Officer of the combined company. The board of directors of the combined company will be comprised of seven directors, including five directors of Madrigal: Dr. Friedman (Chairman); Dr. Taub; Fred Craves, Ph.D.; and two additional directors who will be designated, and one current director of Synta: Keith Gollust. There will also be one additional independent director to be agreed upon by Synta and Madrigal. The corporate headquarters will be located in the Philadelphia area.

About MGL-3196

MGL-3196 is an orally administered, small-molecule ß-selective THR agonist being developed for non-alcoholic steatohepatitis (NASH) and heterozygous and homozygous familial hypercholesterolemia (FH) to lower LDL cholesterol, triglyceride levels and Lp(a). It was designed to specifically target receptors in the liver involved in metabolism and cholesterol regulation, and avoid side effects associated with thyroid hormone receptor activation outside the liver, including those mediated by THR-α receptors. MGL-3196 is a potent regulator of hepatic triglyceride metabolism and cholesterol metabolism. In two week studies in humans MGL-3196 has been shown to reduce lipids: 30% for LDL cholesterol; 28% for non- high density lipoprotein (HDL) cholesterol; 24% for Apolipoprotein B, and up to 60% reduction in triglycerides. NASH in humans is a condition in which thyroid receptor-ß activity is diminished. MGL-3196 reduces lipotoxicity associated with NASH and in NASH preclinical models, MGL-3196 potently reduces hepatic triglycerides and markers of inflammation and fibrosis. MGL-3196, in-licensed from Roche Pharmaceuticals, has completed single, multi-ascending dose and drug interaction studies in humans in which the compound demonstrated a favorable safety profile at all doses tested.

Conference Call and Webcast

Synta and Madrigal will host a conference call and webcast slide presentation at 8:30 AM ET today to discuss the Merger. The conference call and presentation can be accessed by logging on to the “Investors” section of the Synta Pharmaceuticals website, www.syntapharma.com, prior to the event.

The conference call can also be accessed by dialing (855) 451-4851 (U.S.) or (503) 343-6064 (International). The conference ID number for the live call is 91034442. For those unable to join the live call, a replay will be available from 11:30 AM ET on April 14 through 11:59 PM ET on April 28. To access the replay, please dial (855) 859-2056 (U.S.) or (404) 537-3406 (International) and refer to conference ID 91034442.

About Synta Pharmaceuticals Corp.

Synta Pharmaceuticals Corp. is a company that has been historically focused on research, development and commercialization of novel oncology medicines that have the potential to change the lives of cancer patients. In October 2015, Synta terminated its GALAXY-2 trial of its lead candidate ganetespib and subsequently discontinued a substantial portion of its research and development activities relating to ganetespib and its oncology pipeline. The Company continues to conduct limited activities with respect to ganetespib, including support for two ongoing investigator-sponsored clinical trials in ovarian cancer and sarcoma, and drug candidates from its HDC program, including STA-12-8666.

Important Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. A definitive proxy statement and a proxy card will be filed with the SEC and will be mailed to Synta’s stockholders seeking any required stockholder approvals in connection with the proposed transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT SYNTA MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Synta with the SEC in connection with the proposed transactions at the SEC’s website (http://www.sec.gov), at Synta’s website, or by directing written request to: Synta Pharmaceuticals Corp., 45 Hartwell Avenue, Lexington, MA 02421, Attention: Wendy Rieder, Esq.

Synta and its directors and executive officers and Madrigal and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Synta in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of Synta is also included in Synta’s Definitive Proxy Statement on Schedule 14A relating to the 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2015. This document is available free of charge at the SEC web site (www.sec.gov), at Synta’s website, or by directing a written request to Synta as described above.

About Madrigal Pharmaceuticals, Inc.

Madrigal Pharmaceuticals, Inc. is a company focused on the development of novel compounds for the treatment of cardiovascular-metabolic diseases and nonalcoholic steatohepatitis (NASH). The Company’s lead candidate, MGL-3196, is an orally administered, small-molecule liver-directed ß-selective THR agonist with high liver uptake for the treatment of NASH and dyslipidemia/hypercholesterolemia including in heterozygous and homozygous familial hypercholesterolemia (HeFH, HoFH). For more information, visit: http://www.madrigalpharma.com.

Cautionary Note Regarding Forward-Looking Statements

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the potential closing date of the transaction, the amount of Synta’s net cash at closing, the anticipated ownership of the combined company, and the prospects for commercializing any product candidates, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,”

“could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Madrigal, Synta or the management of either company, before or after the aforementioned merger, may identify forward-looking statements. Madrigal and Synta caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the timing and completion of the merger, the parties’ ability to satisfy the closing conditions of the Merger Agreement with Madrigal, including the closing condition that Synta have a minimum net cash amount of $28.5 million, Synta’s continued listing on NASDAQ, the failure by Madrigal or Synta to secure and maintain relationships with collaborators, risks relating to clinical trials; risks relating to the commercialization, if any, of Madrigal or Synta proposed product candidates (such as marketing, regulatory, product liability, supply, competition, and other risks); dependence on the efforts of third parties; dependence on intellectual property; and risks that Madrigal or Synta may lack the financial resources and access to capital to fund proposed operations. Further information on the factors and risks that could affect Synta’s business, financial conditions and results of operations are contained in Synta’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. The forward-looking statements represent the estimate of Madrigal and Synta as of the date hereof only, and Madrigal and Synta specifically disclaim any duty or obligation to update forward-looking statements.

Contact Information

For Synta:
Synta Pharmaceuticals Corp.
Marc Schneebaum, 781-541-7224
mschneebaum@synta.com
or

Argot Partners
Andrea Rabney/Susan Kim, 212-600-1902
andrea@argotpartners.com

susan@argotpartners.com
or
Media:
Argot Partners
Eliza Schleifstein, 917-763-8106
eliza@argotpartners.com

For Madrigal:

Madrigal Pharmaceuticals, Inc.

Rebecca Taub, M.D.

becky@madrigalpharma.com